                                 21,000,000 Shares

                            UNIVISION COMMUNICATIONS INC.

                                 Class A Common Stock

                                UNDERWRITING AGREEMENT



                                        February __, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.
  As representatives of the several Underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette Securities Corporation
  277 Park Avenue
  New York, New York 10172

Dear Sirs:

          The stockholders and warrantholders of Univision Communications Inc., a Delaware corporation (the "COMPANY"), named in Schedule II hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 20,440,000 issued and outstanding shares of the Class A Common Stock, par value $0.01 per share ("COMMON STOCK"), of the Company (the "FIRM SHARES"), and warrants (the "FIRM WARRANTS") immediately exercisable for 560,000 shares of Common Stock (the "FIRM WARRANT SHARES"), each Selling Stockholder selling the amount of Firm Shares or Firm Warrants set forth opposite such Selling Stockholder's name in Schedule II hereto. The Selling Stockholders also severally propose to sell to the several Underwriters not more than an additional 2,610,000 shares of the Class A Common Stock, par value $0.01 per share, of the Company (the "ADDITIONAL SHARES"), and additional warrants (the "ADDITIONAL WARRANTS") immediately exercisable for 540,000 shares of Common Stock (the "ADDITIONAL WARRANT SHARES"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Firm Warrants are hereinafter referred to collectively as the "FIRM SECURITIES." The Additional Shares and the Additional Warrants are herein referred to collectively as the "ADDITIONAL SECURITIES." The Firm Warrants and the Additional Warrants are hereinafter referred to collectively as the "WARRANTS" and the Firm Warrant Shares and the Additional Warrant Shares are

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

hereinafter referred to collectively as the "WARRANT SHARES." The Firm Shares, the Additional Shares and the Warrant Shares are hereinafter referred to collectively as the "SHARES."

     SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.


     SECTION 2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Firm Shares or Firm Warrants set forth opposite such Selling Stockholder's name in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder at a price per Firm Share of $______ (the "SHARE PURCHASE PRICE") and a price per Firm Warrant equal to the Share Purchase Price less $0.06439 (the "WARRANT PURCHASE PRICE") the number of Firm Shares or Firm Warrants (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares or Firm Warrants to be sold by such Selling Stockholder as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Securities.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Selling Stockholders severally agree to sell the Additional Shares and Additional Warrants and the Underwriters, severally and not jointly, shall have the right to purchase from the Selling Stockholders up to 2,610,000 Additional Shares at the Share Purchase Price and up to 540,000 Additional Warrants at the Warrant Purchase Price. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares and the Firm Warrant Shares. The Underwriters may exercise their right to purchase Additional Securities in whole or in part from time to time by giving written notice thereof to the Company and each of the Selling Stockholders within 30 days after the date of this Agreement; PROVIDED, HOWEVER, that if the Underwriters exercise their right to purchase Additional Securities in part on more than one occasion, the Underwriters shall pay all of the incremental expenses of the Company associated with any closing after the first exercise of such right. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares and Additional Warrants to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days

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after such notice has been given (and, in any event, no earlier than the
Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares or Additional Warrants to be sold by each Selling Stockholder (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Securities to be purchased from the Selling Stockholders as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities. The maximum number of Additional Shares or Additional Warrants to be sold by each Selling Stockholder is set forth opposite such Selling Stockholder's name on Schedule II hereto, and if less than the maximum number of Additional Securities are to be purchased, the number of Additional Securities to be purchased shall be allocated pro rata among the Selling Stockholders in accordance with the number of additional Securities set forth opposite such Selling Stockholder's name on Schedule II hereto.

          The Company and each Selling Stockholder hereby agrees not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) each stockholder of the Company may transfer shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock to one or more affiliates or one or more members of such stockholder's immediate family, or a trust, the sole beneficiaries of which are members of such stockholder's immediate family, if the transferee agrees in writing to be bound by the terms of such lock-up agreement, (ii) the Company may grant stock options pursuant to the Company's existing stock option plan, (iii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iv) each stockholder of the Company may sell shares of Common Stock pursuant to the cashless "net exercise" provisions of any option or warrant outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors, alternate directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph (subject to the qualifications thereto described in the second sentence of this paragraph) or
(B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. TERMS OF PUBLIC OFFERING. The Selling Stockholders are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. Each Underwriter agrees that it will not knowingly sell any of the Shares to any (i) corporation, joint stock company or association organized under the laws of a country other than the United States, (ii) individual who is a non-U.S citizen, (iii) mutual fund organized outside of the United States,
(iv) corporation, joint stock company or association controlled by a non-U.S. citizen, (v) partnership that has a non-U.S. citizen as its general partner or that has a general partner controlled by a non-U.S. citizen, (vi) limited liability company that has a non-U.S. citizen as one of its managing members,
(vii) trust that has a non-U.S. citizen as a trustee, or (viii) other entity controlled by non-U.S. citizens; PROVIDED, HOWEVER, that the Underwriters shall be under no duty to investigate the citizenship, foreign ownership or control or any other matter with respect to the nature of any purchaser of the Shares.

     SECTION 4. DELIVERY AND PAYMENT. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. On the Closing Date and any Option Closing Date, simultaneously with (i) the purchase by the Underwriters of Firm Warrants or Additional Warrants and (ii) the payment by the Underwriters to the Company of the exercise price of $0.06439 per share (the "WARRANT EXERCISE PRICE"), the Underwriters will be deemed to have exercised such Firm Warrants or Additional Warrants and the Company will immediately issue to the Underwriters the related Firm Warrant Shares or Additional Warrant Shares, as the case may be. The Shares shall be delivered by or on behalf of the Selling Stockholders, with any transfer taxes thereon duly paid by the respective Selling Stockholders, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Selling Stockholders of the Share Purchase Price therefor and the Warrant Purchase Price therefor, as applicable, and payment to the Company of the Warrant Exercise Price therefor, by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Securities and the Firm Warrant Shares shall be 9:00 A.M., New York City time, on February __, 1998 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Company and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for the Firm Securities and the Firm Warrant Shares are herein referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Securities and Additional Warrant Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation, the Company and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for any Additional Securities and Additional Warrant Shares are herein referred to as the "OPTION CLOSING DATE."

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, Los Angeles, California 90067 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.     AGREEMENTS OF THE COMPANY.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you, without charge, seven signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus and any documents incorporated therein by reference (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To make generally available to its stockholders as soon as reasonably practicable an earnings statement covering the twelve-month period ending March 31, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) During the period of five years after the date of this Agreement, to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants.

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and, except as otherwise provided in this Agreement, the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and the Perenchio Selling Stockholders' counsel in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters (other than any transfer or other taxes payable thereon, which shall be paid by the Selling Stockholders), (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the

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securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar, custodian and/or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of counsel for such Selling Stockholders, except for fees and expenses of O'Melveny & Myers LLP, as counsel to the Perenchio Selling Stockholders, and
(ii) all expenses and taxes incident to the sale and delivery of the Shares and Warrants to be sold by such Selling Stockholders to the Underwriters hereunder. The Selling Stockholders will also be responsible for the underwriting discounts and commissions with respect to the Shares and Warrants to be sold by them. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves. Except as provided in this Section 5(j) and Sections 8 and 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel.

     (k) To use its best efforts to maintain the inclusion of the Common Stock (including the Shares) on the New York Stock Exchange for a period of three years after the effective date of the Registration Statement.

     (l) To consent to and recognize the purchase and exercise of all of the Firm Warrants and Additional Warrants by the Underwriters and, upon payment of the purchase price for the Firm Warrants and any Additional Warrants to the Davila Selling Stockholders, to deem any and all requirements for the transfer of such Warrants to be satisfied.

     (m) Simultaneously with the purchase by the Underwriters from the Davila Selling Stockholders of, and payment for, the Firm Warrants and any Additional Warrants and the payment to the Company of the Warrant Exercise Price by the Underwriters, the Company will issue the Firm Warrant Shares and any Additional Warrant Shares, respectively, all as contemplated by this Agreement notwithstanding any contrary provision contained in the Warrants, the enforcement of which the Company hereby waives.

     (n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Securities and the Additional Securities.

     (o) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its corporate subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each of the Company's subsidiaries that is a partnership is a duly formed general or limited partnership, as the case may be, and is validly existing as a general or limited partnership, as the case may be, under the laws of the state of its organization, with full partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company (including the Firm Shares and Additional Shares to be sold by the Perenchio Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Firm Warrants and Additional Warrants to be sold by the Davila Selling Stockholders have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Firm Warrant Shares and the Additional Warrant Shares to be issued upon the Underwriters' exercise of the Firm Warrants and Additional Warrants pursuant to this Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment of the Warrant Exercise Price therefor in accordance with the terms of this Agreement, will be validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's corporate subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding partnership interests in each of the Company's subsidiaries which is a partnership have been duly authorized by such partnership, and all of such shares of capital stock and partnership interests are owned directly or indirectly of record by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for those arising under the Bank Facility (as defined in the Prospectus).

     (h) The authorized capital stock of the Company and the Warrants conform as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other governing document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default would have a material adverse affect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the purchase and exercise by the Underwriters of the Firm Warrants and Additional Warrants) will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act and the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other governing documents of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument (including, without limitation, the Warrants) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such conflicts, breaches or defaults which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole,
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (k) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending, or to the best of the Company's knowledge, threatened or contemplated, to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed or incorporated by reference therein as required or otherwise permitted.

      (l) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

     (n) There are no costs or liabilities associated with any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws which would, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (o) This Agreement has been duly authorized, executed and delivered by the Company.

     (p) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (q) The consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (r) The PRO FORMA financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such PRO FORMA financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other PRO FORMA financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the PRO FORMA financial statements.

     (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (t) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (u) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (v) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

     (w) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

     (x) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens, claims, encumbrances or restrictions arising under the Bank Facility and liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

     (y) The Company and each of its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business.

     (z) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (cc) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Commission.

     (dd) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock and has listed the Shares, subject to official notice of issuance, on the New York Stock Exchange.

     (ee) The Company and its subsidiaries possess, or possess the right to use, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe in any material respect on the rights of any person.

     (ff) The Firm Warrants and the Additional Warrants are duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The sale of the Warrants to the Underwriters pursuant to the terms of this Agreement does not violate any provision thereof and upon such sale the Warrants will be fully exercisable by the Underwriters as contemplated herein.

     (gg) Upon the Underwriters' purchase of the Firm Warrants and any Additional Warrants and payment to the Company of the Warrant Exercise Price pursuant to this Agreement, all of the requirements (whether under the Warrants or otherwise) with respect to the Underwriters' exercise of the Firm Warrants and any Additional Warrants for the Firm Warrant Shares and Additional Warrant Shares, respectively, will be satisfied, and the Company will be unconditionally obligated to immediately issue duly and validly authorized and issued, fully paid and nonassessable shares of Common Stock in respect thereof.

     (hh) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 7.     REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

     (a) Each of The Jerry Perenchio Living Trust dated April 16, 1987, as amended, and Margaret Perenchio (collectively, the "PERENCHIO SELLING STOCKHOLDERS") represents and warrants to each Underwriter that:

          (i) Such Selling Stockholder is the owner of the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Firm Shares and Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except for restrictions on transfer, encumbrances or claims pursuant to that certain Stock Transfer Agreement dated December 5, 1996 between A. Jerrold Perenchio and Margaret McHugh Perenchio, that certain Irrevocable Proxy dated December 5, 1996 from Margaret McHugh Perenchio to
     A. Jerrold Perenchio, and the Custody Agreement and Power of Attorney (each as defined below).

          (ii) Such Selling Stockholder has, and on the Closing Date will have, all necessary trust power and authority or legal capacity, as the case may be, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and The Bank of New York, as Custodian, relating to the deposit of the Firm Shares and Additional Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Firm Shares and Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

          (iii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

          (iv) The Custody Agreement of such Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (v) The Power of Attorney of such Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. Pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (vi) Upon delivery of and payment for the Firm Shares and Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Firm Shares and Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (vii) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if applicable, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound, except for such conflicts, breaches or defaults as would not have a material adverse effect on the Shares or the transactions contemplated hereby or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

          (viii) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ix) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

          In addition to the foregoing, A. Jerrold Perenchio also represents and warrants to each Underwriter that, to the best of his knowledge, the Registration Statement and Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Each of Univision Special Partnership II, L.P. and Univision Special Partnership III, L.P. (collectively, the "DAVILA SELLING STOCKHOLDERS") represents and warrants to each Underwriter that:

          (i) Such Selling Stockholder is the owner of the Warrants to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Warrants, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (ii) Such Selling Stockholder has, and on the Closing Date will have, all necessary partnership power and authority to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder and the Power of Attorney of such Selling

     Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement and to sell, assign, transfer and deliver the Warrants to be sold by such Selling Stockholder in the manner provided herein and therein.

          (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (iv) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (v) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. Pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Warrants to be sold by such Selling Stockholder pursuant to this Agreement.

          (vi) Upon delivery of and payment for the Warrants to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Warrants will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever. Upon exercise of the Firm Warrants and any Additional Warrants, the Firm Warrant Shares and the Additional Warrant Shares will be issued free and clear of all liens, encumbrances, security interests, equities or claims resulting from any action taken by such Selling Stockholder.

          (vii) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound, except for such conflicts, breaches or defaults as would not have a material adverse effect on the Warrants, the Shares or the transactions contemplated hereby or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

          (viii) Such Selling Stockholder has complied with all provisions of the Warrants in order to sell, assign, transfer and deliver the Warrants sold by such Selling Stockholder hereunder.

          (ix) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (x) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 8.     INDEMNIFICATION.

     (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the such Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the
sale of the Shares sold by such Selling Stockholder hereunder.   The Company and
the Selling Stockholders may enter into other agreements amongst themselves with respect to the indemnity obligations hereunder, PROVIDED that such agreements shall not affect the indemnification obligations of the Company and the Selling Stockholders to the several Underwriters under this Agreement.

          Notwithstanding the foregoing, the Underwriters agree not to collect any payment (whether on a judgment or otherwise) from any Selling Stockholder pursuant to this Section 8(a) until the earlier of a

"Bankruptcy Event" with respect to the Company or such Selling Stockholder, PROVIDED (i) the Underwriters may bring an action or proceeding against any Selling Stockholder concurrently with or following an action or proceeding against the Company and (ii) the limitation in this sentence shall not apply to the extent the indemnification is with respect to information relating to such Selling Stockholder or the indemnification is unavailable against the Company.

          For the purposes of this Section 8(a), a "BANKRUPTCY EVENT" shall have occurred with respect to the Company or a Selling Stockholder when (i) it has commenced a voluntary case or proceeding under any Federal or state bankruptcy, insolvency, reorganization or similar law ("BANKRUPTCY LAW") or any other proceeding to be adjudicated a bankrupt or insolvent, (ii) it has consented to entry of a decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any such case or proceeding against it, (iii) it has had entered against it any decree or order for relief in any such involuntary cased or proceeding or adjudging it a bankrupt or insolvent or appointing a custodian, receiver or similar official or it or any substantial part of its property or (iv) it has made an assignment for the benefit of its creditors or (v) it has taken any corporate action in furtherance of any of the foregoing actions.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (including, without limitation, the Trustee of the members of the Davila Selling Stockholders) to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of
such Underwriter).   Any indemnified party shall have the right to employ
separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) Each Selling Stockholder hereby designates _________________, _____________, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof.

     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Securities under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by A. Jerrold Perenchio and George Blank, in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in Sections 6(u), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of O'Melveny & Myers LLP, counsel to the Company and the Perenchio Selling Stockholders, to the effect that:

          (i) The Company and each of its subsidiaries have been duly incorporated or organized, as applicable, and each is validly existing and in good standing under the laws of its state of incorporation or organization, with corporate or other organizational power to own its properties and assets and to carry on its business as described in the Registration Statement.

          (ii) The outstanding shares of the capital stock of each of the Company's corporate subsidiaries have been duly authorized by all necessary corporate action on the part of such corporation, are validly issued, fully-paid and nonassessable, and are owned directly or indirectly of record by the Company, and the outstanding partnership interests in each subsidiary of the Company that is a partnership have been duly authorized by such partnership and are owned directly or indirectly of record by the Company.

          (iii) The outstanding shares of the capital stock and warrants of the Company (including the Firm Shares, Additional Shares and Warrants to be sold by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable. The Firm Warrant Shares and Additional Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Firm Warrant Shares and Additional Warrant Shares in accordance with this Agreement, the Firm Warrant Shares and Additional Warrant Shares will be validly issued, fully paid and nonassessable.

          (iv) Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Restated Certificate of Incorporation or By-laws, any New York, California or Delaware statute or regulation or any of the Filed Agreements (as hereinafter defined).

          (v) The Firm Warrants and the Additional Warrants are duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (vi) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

          (vii) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

          (viii) The statements in the Prospectus under the captions "Risk Factors--Potential Competition with Other Broadcasters Using Televisa Programming," "Risk Factors--Mandatory Redemption of Class A Common Stock," "Risk Factors--FCC Regulation," "Risk Factors--Concentration of Share Ownership and Control of Company," "Certain Transactions," "Description of Capital Stock," and "Underwriting" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements summarize the Restated Certificate of Incorporation, By-laws, Program License Agreements, International Program Rights Agreement, Participation Agreement, Warrants, Registration Rights Agreement and Indemnification Agreements (each as defined in the Registration Statement) or the provisions of any statute or regulation referred to therein, fairly present the information required by Form S-3.

          (ix) No order, consent, permit or approval of any New York, California, Delaware or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company, its subsidiaries or transactions of the type contemplated by this Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations under, this Agreement. The Company's execution and delivery of, and performance of its obligations under, this Agreement do not and will not (A) violate the Company's charter or bylaws, (B) violate, breach, or result in a default under, any existing obligation of or restriction on the Company or any of its subsidiaries under any agreement filed as an Exhibit to the Registration Statement or incorporated by reference therein (the "FILED AGREEMENTS"), or (C) breach or otherwise violate any existing obligation of or restriction on the Company or any of its subsidiaries under any order, judgment or decree of any New York, Delaware or federal court or governmental authority binding on the Company or its subsidiaries and which has been identified by the Company on a certificate provided to such counsel. The execution and delivery by the Company of, and performance of its obligations under, this Agreement do not violate any New York, California, Delaware or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or any of its subsidiaries or the transactions of the type contemplated by this Agreement, except that, such counsel expresses no opinion regarding any federal securities laws or Blue Sky or state securities laws except as otherwise expressly stated herein.

          (x) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or incorporated by reference therein which is not filed or incorporated by reference therein as required.

          (xi) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xii) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the related rules and regulations in effect on the date of filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) on the respective dates that they were filed appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K and Form 10-Q, as the case may be.

          (xiii) To the best of such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company other than as described in the Prospectus.

          (xiv) The subsidiaries of the Company identified on a schedule to such opinion hold the Federal Communications Commission ("FCC") licenses, permits and authorizations specified on such schedule (the "FCC LICENSES").

          (xv) The FCC Licenses are in full force and effect.

          (xvi) The FCC Licenses include all material FCC licenses, permits and authorizations necessary for the Company's respective subsidiaries identified on the above-referenced schedule to such opinion to operate television broadcast stations of the type indicated on the respective channels in the communities of license listed on such schedule.

          (xvii) There are no necessary material consents, approvals and authorizations required under the Communications Act of 1934, as amended, required from the FCC for the offering and sale of the Shares to occur.

          (xviii)   Based solely upon a review of the records in the public
     reference rooms of the FCC available for inspection during the two weeks immediately preceding the Closing Date, appropriate files of this firm, certificates of officers or other representatives of the Company or its subsidiaries, and an inquiry of lawyers in such firm who have substantial responsibility for the Company's legal matters handled by such firm, such counsel confirms that: (A) there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Company or any of its subsidiaries or in respect of the station licenses or any of the FCC Licenses pending or threatened before the FCC (including any pending judicial review of such an action by the FCC) with respect to which the outcome, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the operations of the Company and its subsidiaries (except for proceedings affecting the television industry generally to which neither the

     Company nor any of its subsidiaries is a specific party); and (B) neither the Company nor any of its subsidiaries has been the subject of any final adverse order, decree or ruling of the FCC (including any notice of forfeiture that has been paid) since the last renewal of the FCC Licenses which had a material adverse effect on the operations of the Company and its subsidiaries.

          (xix) The Company has confirmed to such counsel that, to the best of its knowledge, upon consummation of the offering and sale of the Shares contemplated hereby, the only equity interests in the Company that will be owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either (within the meaning of the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC (collectively, the "COMMUNICATIONS ACT")) will be (A) those shares of Class T Common Stock owned by Satellite Company LLC and Univision Special Partnership II, L.P.,
     (B) those shares of Class V Common Stock owned by Venevision International, Ltd., Dennevar B.V., Bravo Enterprises, Inc. and Univision Special Partnership III, L.P., and (C) those shares of Class A Common Stock owned by First International Production. Based upon such confirmation, upon consummation of the offering and sale of the Shares, the Company will comply with Section 310(b) of the Communications Act, with respect to the collective equity interests in the Company owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either.

          (xx) The Jerry Perenchio Living Trust dated April 16, 1987, as amended, has all necessary trust power and authority to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Perenchio Selling Stockholder and to sell, assign, transfer and deliver the Firm Shares and Additional Shares to be sold by such Perenchio Selling Stockholder in the manner provided herein and therein. This Agreement has been duly executed and delivered by each Perenchio Selling Stockholder.

          (xxi) The Custody Agreement of each Perenchio Selling Stockholder has been duly executed and delivered by such Perenchio Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (xxii) The Power of Attorney of each Perenchio Selling Stockholder has been duly executed and delivered by such Perenchio Selling Stockholder and is a valid and binding instrument of such Perenchio Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (xxiii)   Upon payment for and delivery of the Firm Shares and
     Additional Shares to be sold by each Perenchio Selling Stockholder to the Underwriters in accordance with this Agreement, assuming the Underwriters are acquiring such Shares in good faith without notice of any adverse claim, the Underwriters will acquire such Shares free and clear of any adverse claim.

          (xxiv) No order, consent, permit or approval of any New York, California, Delaware or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Perenchio Selling Stockholders or the transactions of the type contemplated by this Agreement, the Custody Agreement and the Power of Attorney is required on the part of the Perenchio Selling Stockholders for the execution and delivery of, and performance of their respective obligations under, this Agreement, the Custody Agreement and the Power of Attorney. Each Perenchio Stockholder's execution and delivery of, and performance of their respective obligations under, this Agreement, the Custody Agreement and the Power of Attorney do not and will not (A) violate, breach, or result in a default under, any existing obligation of or restriction on such Perenchio Selling Stockholder under any indenture, loan agreement, mortgage, lease or other agreement or instrument which such Perenchio Selling Stockholder is a party or by which the property of such Perenchio Selling Stockholder is bound which has been identified as being material to such Perenchio Selling Stockholder on a certificate provided to such counsel or (B) breach or otherwise violate any existing obligation of or restriction on such Perenchio Selling Stockholder under any order, judgment or decree of any New York, Delaware or federal court or governmental authority binding on such Perenchio Selling Stockholder and which has been identified by such Perenchio Selling Stockholder on a certificate provided to such counsel. The execution and delivery by each Perenchio Selling Stockholder of, and performance of their respective obligations under, this Agreement, the Custody Agreement and the Power of Attorney do not violate any New York, California, Delaware or federal statute or regulation that such counsel have, in the exercise of customary professional diligence, recognized as applicable to such Perenchio Selling Stockholder or transactions of the type contemplated by this Agreement, the Custody Agreement and the Power of Attorney except that, such counsel need express no opinion regarding any federal securities laws or Blue Sky or state securities laws except as otherwise expressly stated herein.

          In addition, such opinion shall contain a statement to the effect that in connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, they have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness, except as otherwise specifically stated in Section 9(f)(viii) above. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to materiality to a large extent upon opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

          The opinion of O'Melveny & Myers LLP described in this Section 9(f) shall be rendered to you at the request of the Company and the Perenchio Selling Stockholders and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Davila Selling Stockholders, to the effect that:

          (i) Each Davila Selling Stockholder has all necessary partnership power and authority to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Davila Selling Stockholder and to sell, assign, transfer and deliver the Warrants to be sold by such Davila Selling Stockholder in the manner provided herein and therein. This Agreement has been duly authorized, executed and delivered by each Davila Selling Stockholder.

          (ii) The Custody Agreement of each Davila Selling Stockholder has been duly authorized, executed and delivered by such Davila Selling Stockholder and is a valid and binding agreement of such Davila Selling Stockholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (iii) The Power of Attorney of each Davila Selling Stockholder has been duly authorized, executed and delivered by such Davila Selling Stockholder and is a valid and binding instrument of such Davila Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (iv) Upon payment for and delivery of the Warrants to be sold by each Davila Selling Stockholder to the Underwriters in accordance with this Agreement, assuming the Underwriters are acquiring such Warrants for value in good faith without notice of any adverse claim (as such term is used in Section 8-105 of the Uniform Commercial Code in effect in the State of New
     York), the Underwriters will acquire such Warrants free and clear of any adverse claim.

          (v) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of each Davila Selling Stockholder by such Davila Selling Stockholder, the compliance by such Davila Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states and except for waivers granted by the Company herein with respect to the Warrants), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Davila Selling Stockholder or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Davila Selling Stockholder is a party or by which any property of such Davila Selling Stockholder is bound which has been identified as being material to such Davila Selling Stockholder on a certificate provided to such counsel or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Davila Selling Stockholder or any property of such Davila Selling Stockholder.

          (vi) Nothing has come to the attention of such counsel which causes them to believe that the statements pertaining to the Davila Selling Stockholders in the Registration Statement under the caption "Principal and Selling Stockholders" do not fairly and accurately present the information set forth therein.

          The opinion of Fried, Frank, Harris, Shriver & Jacobson described in this Section 9(g) shall be rendered to you at the request of the Davila Selling Stockholders and shall so state therein.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, as to the matters referred to in Sections 9(f)(iii), 9(f)(vi), and 9(f)(viii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting"), and the penultimate paragraph of Section 9(f).

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (j)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Shares shall have been duly listed on the New York Stock Exchange, subject to official notice of issuance.

     (l) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

     (m) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market; (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or
the Selling Stockholders.   In any such case which does not result in
termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees with you and the Company:


     (a) To pay or to cause to be paid all expenses required to be paid by the Selling Stockholders hereunder in connection with the transfer of the Shares or Warrants to be sold by such Selling Stockholder to the Underwriters.

     (b) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(a)(viii) or 7(b)(ix), such Selling Stockholder will immediately notify you of such change.

     (c) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     SECTION 12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, Attention: Robert V. Cahill, with a copy to Univision Communications Inc., 6701 Center Drive West, 15th Floor, Los Angeles, California 90045, Attention: General Counsel, (ii) if to the Selling Stockholders, to ______________________, Attorney-in-Fact, c/o Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, with a copy to Davila Family LLC c/o Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Shares are not delivered by or on behalf of any Selling Stockholder as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Selling Stockholders agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Selling Stockholders also agree, jointly and severally, to reimburse the several Underwriters and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) reasonably incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,

                                       UNIVISION COMMUNICATIONS INC.



                                       By
                                         -------------------------------------
                                       Name:
                                       Title:


                                       THE SELLING STOCKHOLDERS
                                       NAMED IN SCHEDULE II
                                       HERETO, ACTING SEVERALLY


                                       By
                                       Name:
                                       Title:  Attorney-in-fact



                                       ---------------------------------------
                                       A. JERROLD PERENCHIO

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
BT ALEX BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.
     Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION


     By:
        --------------------------------
     Name:
     Title:

                                    SCHEDULE I
                                    ----------

                                                     Number of Firm Shares
                                                  to be Purchased (including
                                                     Shares Issuable Upon
                                                    Exercise of Firm Warrants
UNDERWRITERS                                            TO BE PURCHASED)
------------                                      ---------------------------

Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
NationsBanc Montgomery Securities LLC
Schroder & Co. Inc.









                                                 ----------
                                       Total     21,000,000





                                   Schedule 1

                                   SCHEDULE II
                                   -----------

                               Selling Stockholders
                               --------------------

                                         Number of         Number          Maximum           Maximum
            Name                        Firm Shares         of              Number            Number
                                         of Stock      Firm Warrants     of Additional     of Additional
                                        Being Sold       Being Sold         Shares           Warrants
                                        -----------    -------------     -------------     -------------
PERENCHIO SELLING STOCKHOLDERS:
Jerry Perenchio Living Trust
dated April 16, 1987, as amended         20,000,000               --         2,610,000                --
Margaret Perenchio                          440,000               --                --                --
DAVILA SELLING STOCKHOLDERS:
Univision Special Partnership II, L.P.           --          280,000                --           270,000
Univision Special Partnership III, L.P.          --          280,000                --           270,000

                                        -----------    -------------     -------------     -------------
                              Total      20,440,000          560,000         2,610,000           540,000












                                  Schedule II

                                   ANNEX I
                                   -------

Satellite Company LLC
Grupo Telesistema S.A. de C.V.
Venevision International Ltd.
Dennevar B.V.
Bravo Enterprises, Inc.
Rader Family Partnership, L.P.
Rader Living Trust dated September 9, 1994
Univision Special Partnership I, L.P.
















                                   Annex I